As filed with the Securities and Exchange Commission on December 11, 1998

                                             Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                               WESTWOOD ONE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             95-3980449
(State or other jurisdiction of organization)                  (I.R.S. Employer
                                                             Identification No.)

      9540 Washington Boulevard
       Culver City, California                                    90232
(Address of Principal Executive Offices)                        (Zip Code)
                              --------------------


                            1989 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------

                                 JOEL HOLLANDER
                                  President and
                             Chief Executive Officer
                               Westwood One, Inc.
                            9540 Washington Boulevard
                          Culver City, California 90232
                                 (310) 204-5000
            (Name, address and telephone number of agent for service)

                              --------------------

                                    Copy to:
                             ELIZABETH A. KING, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                         Santa Monica, California 90401
                              --------------------

===============================================================================
                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                                          Proposed
     Title of             Amount           Proposed       Maximum
     Securities           of Shares        Maximum        Aggregate   Amount of
       to be                to be        Offering Price   Offering  Registration
     Registered           Registered       per Share        Price       Fee
-------------------------------------------------------------------------------

     Common Stock,
par value $.01 per share    4,000,000     $25.655 1   $102,620,000 1  $30,279.90
                            ---------     -------     ------------    ----------

-------------------------------------------------------------------------------

1 Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Common Stock of Westwood One, Inc. (the "Company" or the "Registrant") on December 10, 1998 as reported by The Nasdaq Stock Market.

-------------------------------------------------------------------------------

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the contents of the Registrant's prior Registration Statement on Form S-8 (file number 033-28849) filed with the Securities and Exchange Commission (the "Commission") on May 5, 1989 relating to 2,800,000 shares of the Company's Common Stock, par value $.01 per share, issuable upon the exercise of options or other rights quaranteed under the Company's 1989 Stock Incentive Plan are hereby incorporated herein by this reference.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Bryan Cave LLP, Santa Monica, California.

Item 8.  Exhibits.

Exhibit
Number
-------

    4.1        Westwood One, Inc. 1989 Stock Incentive Plan**
    5.1        Opinion of Bryan Cave LLP
   23.1        Consent of PricewaterhouseCoopers LLP
   23.2        Consent of Bryan Cave LLP (included in Exhibit 5.1)
   24.1        Power of Attorney (see page 3 of this Registration Statement)
-------
** Previously filed as an exhibit to the Registration Statement on Form S-8 (file number 033-28849) filed with the Commission on May 5, 1989 and hereby incorporated herein by this reference

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Culver City, California, on December 11, 1998.

                        Westwood One, Inc.

                        By: /S/ JOEL HOLLANDER
                            --------------------------
                           Joel Hollander, President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel Hollander and Gary Yusko, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                Title                                  Date
    ---------                -----                                  ----

/S/ JOEL HOLLANDER       President, Chief Executive Officer    December 11, 1998
----------------------   (principal executive officer)
Joel Hollander


/S/ NORMAN J. PATTIZ     Chairman of the Board                 December 11, 1998
----------------------
Norman J. Pattiz


/S/ FARID SULEMAN        Director, Chief Financial Officer     December 11, 1998
----------------------   (principal financial and accounting
Farid Suleman            officer)


/S/ MEL KARMAZIN         Director                              December 11, 1998
----------------------
Mel Karmazin


/S/ DAVID L. DENNIS      Director                              December 11, 1998
----------------------
David L. Dennis


/S/ JOSEPH B. SMITH       Director                             December 11, 1998
----------------------
Joseph B. Smith


/S/ GERALD B. GREENBERG   Director                             December 11, 1998
----------------------
Gerald B. Greenberg


/S/ STEPHEN A. LERMAN      Director                            December 11, 1998
----------------------
Stephen A. Lerman


/S/ PAUL G. KRASNOW        Director                            December 11, 1998
----------------------
Paul G. Krasnow

                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                             Exhibit                              Page
------                             -------                          ------------

4.1       Westwood One, Inc. 1989 Stock Incentive Plan**

5.1       Opinion of Bryan Cave LLP............................................

23.1      Consent of  PricewaterhouseCoopers LLP...............................

23.2      Consent of Bryan Cave LLP (included in Exhibit 5.1)..................

24.1      Power of Attorney (see page 3 of this Registration Statement)........
-------
** Previously filed as an exhibit to the Registration Statement on Form S-8 (file number 033-28849) filed with the Commission on May 5, 1989 and hereby incorporated herein by this reference

                                   EXHIBIT 5.1





                                December 11, 1998


Westwood One, Inc.
9540 Washington Boulevard
Culver City, CA  90232

           Re: Westwood One, Inc. - Registration Statement on Form S-8
               -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Westwood One, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on December 11, 1998, in connection with the registration of an aggregate of 4,000,000 shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares"), issuable upon the exercise of options and other rights granted under the Company's 1989 Stock Incentive Plan (the "Plan").

     In connection with the preparation of the Registration Statement and the issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, when issued and sold in accordance with the Plan and the prospectus to be delivered to participants in the Plan, the Shares will be validly issued, fully paid and nonassessable.

Westwood One, Inc.
December 11, 1998
Page 2


     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the States of California and Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                     Very truly yours,




                                                     /S/ BRYAN CAVE LLP

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1998 appearing on page F-2 of Westwood One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



/S/ PRICEWATERHOUSECOOPERS LLP


Century City, California
December 9, 1998